Exhibit 10.42

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Second Amendment”) is made effective and entered into on the 7th day of February, 2020 by and between Oxmoor Holdings, LLC, an Alabama limited liability company (“Landlord”), and Organogenesis Inc., a Delaware corporation (“Tenant”). Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Lease.

WHEREAS, Landlord and NuTech Medical Inc. entered into that certain Lease Agreement dated as of January 2014, as amended by that certain First Amendment to Lease, dated as of March 23, 2018 (as so amended, the “Lease”) wherein Landlord leased to Tenant that certain office building located at 2641 Rocky Ridge Lane, Birmingham, Jefferson County, Alabama; and

WHEREAS, Landlord and Tenant desire to amend certain terms of the Lease on the terms herein set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Lease, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Notices. Section 17.2 of the Lease is hereby amended by replacing the address opposite the words “To Landlord” with the following:

“Oxmoor Holdings LLC

600 Luckie Drive, Suite 424

Birmingham AL 35223”

2.

Extension. Pursuant to Section 3.2 of the Lease, Landlord is hereby notified that Tenant is extending the term of the Lease by one (1) year. The Lease shall be extended to, and shall terminate on, December 31, 2021.

3.

Miscellaneous. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto. This Second Amendment may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute one instrument. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first above written.

LANDLORD:

OXMOOR HOLDINGS, LLC, an Alabama limited liability company

By:	/s/ Judy S. Horton
Name:	Judy S. Horton
Title:	Manager

TENANT:

ORGANOGENESIS INC., a Delaware corporation

By:	/s/ Patrick Bilbo
Name:	Patrick Bilbo
Title:	COO